Exhibit 99.6

                            , 2007

To the Holders of Patapsco Bancorp, Inc. Common Stock:

In connection with the merger of Patapsco Bancorp, Inc. (“Patapsco”) with and into Bradford Bancorp, Inc. (“Bradford”), you may elect to exchange your shares of Patapsco stock for either cash, shares of Bradford common stock, or a combination of cash and shares of Bradford common stock. Your merger consideration election is subject to the allocation and proration procedures set forth in the Agreement and Plan of Merger by and between Bradford and Patapsco. The merger is expected to occur on or about             , 2007, though it is still subject to the satisfaction of several conditions, including the approval of the merger by the Patapsco shareholders at the special meeting to be held on                 , 2007. A complete description of the merger, including the allocation and proration procedures, is included in the Proxy Statement/Prospectus dated                 , 2007, which was provided to you concurrently in connection with Patapsco’s special meeting of stockholders.

Enclosed is an Election Form and Letter of Transmittal that you must complete, sign and return with all of your Patapsco stock certificates to the Exchange Agent, Registrar and Transfer Company, in order to make an election. Please use the enclosed envelope to return these materials. Do not send your stock certificates to Patapsco or Bradford.

In order for your election to be effective, Registrar and Transfer Company must receive your properly completed Election Form, together with your Patapsco stock certificates, no later than 5:00 p.m., New York City time, on               , 2007. Please carefully follow the instructions provided in the Election Form. Please note that: (i) you may change or revoke your election at any time prior to the election deadline by following the instructions provided with the Election Form and Letter of Transmittal; and (ii) the merger is scheduled to close four days after the election deadline and during that period you will not be able to transfer or otherwise have access to your Patapsco common stock.

If you do not make your election properly and on time, you will be deemed to have made a “no preference” election. As a result, you will receive either cash, shares of Bradford common stock or a combination of cash and shares of Bradford common stock as determined by Bradford and the Exchange Agent in accordance with the allocation and proration procedures set forth in the Agreement and Plan of Merger. Following the completion of the merger, if you have not surrendered your Patapsco stock certificates, you will not receive any certificates representing shares of Bradford common stock (or any dividends declared on such stock) or any cash that may be issuable in exchange for your Patapsco common stock. No interest will be accrued and/or paid on the cash payable in exchange for your shares of Patapsco stock or for dividends declared subsequent to the completion of the merger pending surrender of your stock.

If your shares of Patapsco common stock are held through a broker, investment dealer, bank, trust company or other intermediary, you should contact that intermediary as soon as possible for instructions and assistance in delivering your shares of Patapsco common stock. If you have any questions regarding the Election Form and Letter of Transmittal, please call the Exchange Agent, Registrar and Transfer Company, at 800-368-5948.

Sincerely,

Dallas R. Arthur

President and Chief Executive Officer

6910 York Road  •  Baltimore, MD  •  410 372 1480

ELECTION FORM AND LETTER OF TRANSMITTAL

This Election Form is being delivered in connection with the Agreement and Plan of Merger (the “Merger Agreement”) between Patapsco Bancorp, Inc. and Bradford Bancorp, Inc. whereby Patapsco Bancorp, Inc. will merge with and into Bradford Bancorp, Inc.

Mailing Address:	EXCHANGE AGENT: REGISTRAR AND TRANSFER COMPANY	By Hand:
Registrar and Transfer Company	To be effective, this Election Form must be received by the Exchange Agent	Registrar and Transfer Company
Attn: Reorg/Exchange Dept. P.O. Box 645 Cranford, New Jersey 07016-0645

no later than 5:00 p.m. New York City time _____, 2007 together with the stock certificate(s) representing such shares of Patapsco Bancorp, Inc. common stock or a Notice of Guaranteed Delivery. Please read the instructions carefully.
For assistance: (800) 368-5948

Attn: Reorg/Exchange Dept. 10 Commerce Drive Cranford, New Jersey 07016

DESCRIPTION OF CERTIFICATES SURRENDERED
Certificate(s) Enclosed (Attach List if necessary)
(See Instructions) Name(s) and Address of Registered Holder(s)	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)

TOTAL SHARES

☐     Check the box to the left if you have lost any of your ______ stock certificates and complete the Affidavit For Lost Stock Certificates on the reverse side (See Instruction B(5)).

ELECTION OPTIONS (MARK ONLY ONE BOX) EXPIRATION 5:00 P.M. ON __________, 2007

(See Instruction A(3))

☐     ALL STOCK ELECTION: Exchange all shares for stock, 2.3 shares of Bradford Bancorp, Inc. common stock for each Patapsco Bancorp, Inc. share, plus cash in lieu of any fractional shares (“Stock Election”).

☐     ALL CASH ELECTION: Exchange all shares for cash ($23.00 per share) (“Cash Election”).

☐     COMBINATION STOCK/CASH ELECTION: Exchange ____________ shares of Patapsco Bancorp, Inc. common stock for Bradford Bancorp, Inc. common stock and the remainder in cash (“Combination Election”). (Please write in the blank the number of shares you would like to exchange for Bradford Bancorp, Inc. common Stock.)

☐     NO ELECTION: No preference with respect to the receipt of either Bradford Bancorp, Inc. common stock or cash.

IMPORTANT: IF YOU DO NOT SELECT AN OPTION OR SELECT MORE THAN ONE, IT WILL BE ASSUMED THAT AS TO THESE SHARES YOU HAVE NO PREFERENCE AND THE SHARES SHALL BE DESIGNATED NO ELECTION SHARES. IN ADDITION, YOUR ELECTION IS SUBJECT TO CERTAIN LIMITS AND ALLOCATION PROCEDURES SET FORTH IN THE MERGER AGREEMENT.

It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, all elections are subject to the limitation that, on an aggregate basis 50% of Patapsco Bancorp, Inc. common stock will be converted into Bradford Bancorp, Inc. common stock and 50% of Patapsco Bancorp, Inc. common stock will be converted into cash. Bradford Bancorp, Inc. cannot, therefore, ensure that all Patapsco Bancorp, Inc. shareholders will receive their election choices. Any adjustments to the elections will be made in accordance with the allocation and proration procedures set forth in the Merger Agreement that is attached as Appendix A to the Proxy Statement/Prospectus.

The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above described shares of Patapsco Bancorp, Inc. common stock and that when accepted for exchange by Bradford Bancorp, Inc. will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange certificates formerly representing shares of Patapsco Bancorp, Inc. together with accompanying evidence of transfer and authenticity, for certificates representing shares of Bradford Bancorp, Inc. or cash, as set forth under “Election Options” and as provided in the Merger Agreement. Delivery of the enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

SPECIAL PAYMENT AND/OR ISSUANCE INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
(See Instructions B1 and 2)	(See Instruction B4)

To be completed ONLY if (i) the New Certificate to be issued and/or (ii) the check in exchange for the Certificate(s) surrendered herewith are to be issued in the name of someone other than the undersigned. The taxpayer identification number of the new owner must be provided. (See Instruction B7) Issue and deliver New Certificate and/or check to:

Complete ONLY if the New Certificate and/or the check, as applicable, is to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown under the undersigned’s name at the top of the letter
Mail New Certificate and/or check to:

Name:	Name:
(Please Print First, Middle & Last Name)	(Please Print First, Middle & Last Name)

Address:	Address:

(including Zip Code)
(including Zip Code)
Dated

IMPORTANT - THE BOX BELOW MUST BE SIGNED AND DATED AND THE SUBSTITUTE FORM W-9
ON THE REVERSE SIDE MUST BE COMPLETED WITH SIGNATURE AND TAX ID NUMBER

IMPORTANT	MEDALLION SIGNATURE GUARANTEE
SHAREHOLDER SIGN HERE	Required only if Special Payment and/or Issuance Instructions are provided.
(Also Complete Substitute Form W-9)	(See Instruction B1)

X

X

Must be signed by registered holder(s) exactly as name(s) appear on stock certificate(s). If signature is by attorney, executor, administrator, trustee or guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction B1.

Dated

Name(s):
(Please Print)

Capacity:	The signature(s) should be guaranteed by an Eligible Financial Institution or a member of a registered National Securities Exchange or the NASD
Area Code and Telephone No.:	pursuant to Securities and Exchange Commission Rule 17Ad-15.

PAYER’S NAME: BRADFORD BANCORP, INC.

SUBSTITUTE
Form W-9
Department of the Treasury
Internal Revenue Service

Payer’s Request for Taxpayer
Identification Number

(See Instruction No. B7.)
Please fill in your name and address below.

______________________________________

Name

______________________________________

Business name, if different from above

Check appropriate box:

☐  Individual/Sole proprietor   ☐  Corporation

☐  Partnership                               ☐  Other____

☐  Exempt from backup withholding

______________________________________

Address (number and street)

______________________________________

City, State and ZIP Code

Part 1 — TAXPAYER IDENTIFICATION NO. - FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX. FOR MOST INDIVIDUALS AND SOLE PROPRIETORS, THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER.

_______________________________ Social Security Number(s) OR _______________________________ Employer Identification Number(s)

Part 2 — Certification — For Payees Exempt from Backup Withholding – Under penalties of perjury, I certify that:

(1)  The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and

(2)  I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)  I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

SIGNATURE __________________________________________ DATE _____________, 20______

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION #7 FOR ADDITIONAL INFORMATION.

INSTRUCTIONS

A. Special Conditions

1. Time in which to Make an Election. To be effective, a properly completed Election Form accompanied by the stock certificate(s) representing all of the holder’s shares of Patapsco Bancorp, Inc. common stock or a Notice of Guaranteed Delivery must be received by Registrar and Transfer Company, the Exchange Agent, not later than 5:00 p.m., New York City time, ______, 2007 “Election Deadline”). Holders of Patapsco Bancorp, Inc. common stock whose Election Form and certificate(s) are not so received or who revoke their Election Form will be considered a Non-Electing Shareholder. See Instruction A7 below. The method of delivery of all documents is at the option and risk of the Patapsco Bancorp, Inc. shareholder, but if sent by mail, registered mail, properly insured, with return receipt requested, is recommended.

2. Description of Certificates. Insert in the box at the top of the Election Form marked “Description of Certificates Surrendered” the certificate number(s) of the Patapsco Bancorp, Inc. common stock certificate(s) that you are surrendering herewith, the number of shares represented by each certificate, and the name(s) and address(es) of the registered owners of such certificates. If the space provided is insufficient, attach a separate sheet listing this information.

3. Election Options. In the box marked “Election Options,” indicate whether you would like to receive in exchange for your shares of Patapsco Bancorp, Inc. common stock, only shares of Bradford Bancorp, Inc. common stock, only cash, a combination of _______ common stock and cash or “No election”. Mark only one selection in this box. The Merger Agreement limits the amount of cash and the amount of Bradford Bancorp, Inc. common stock that can be issued in the Merger, and it thus may not be possible for all elections to be honored in full. To find out more about these limits and the allocation method that will be used, please see “Consideration to be Received in the Merger,” “Cash or Stock Election” and “Election Procedures; Surrender of Stock Certificates” on pages ________ of the Prospectus/Proxy Statement.

4. Change or Revocation of Election. A holder of shares of Patapsco Bancorp, Inc. common stock who has made an election may at any time prior to the Election Deadline change such election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline.

5. Joint Forms of Election. Holders of shares of Patapsco Bancorp, Inc. common stock who make a joint election will be considered to be a single holder of such shares. Joint Election Forms and Letters of Transmittal may be submitted only by persons submitting certificates registered in different forms of the same name (e.g. “John Smith” on one certificate and “J. Smith” on another) and by persons who may be considered to own each other’s shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If this Election Form is submitted as a joint Election Form, each record holder of shares of Patapsco Bancorp, Inc. common stock covered hereby must properly sign this Election Form in accordance with Instruction B1, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a joint Election Form are eligible to do so.

6. Forms of Election Nominees. Any record holder of shares of Patapsco Bancorp, Inc. common stock who is a nominee may submit one or more Election Forms and Letters of Transmittal, indicating on the form or forms a combination of Elections covering up to the aggregate number of shares of Patapsco Bancorp, Inc. common stock owned by such record holder. However, upon the request of Bradford Bancorp, Inc. such record holders will be required to certify to the satisfaction of Bradford Bancorp, Inc. that such record holder holds such shares of Patapsco Bancorp, Inc. common stock as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form is so submitted will be treated as a separate shareholder of Patapsco Bancorp, Inc. for purposes of allocating the Bradford Bancorp, Inc. common stock and cash payments to be issued upon consummation of the Merger.

7. Shares as to Which No Election is Made. Holders of shares of Patapsco Bancorp, Inc. common stock who mark the “No Election” box on this Election Form, or who fail to submit a properly completed Election Form together with certificate(s) representing their shares of Patapsco Bancorp, Inc. common stock by the Election Deadline, or who revoke their previously submitted Election Form and fail to submit a properly completed Election Form together with certificate(s) representing their shares of Patapsco Bancorp, Inc. common stock (“Non-Electing Shareholder”), shall have their shares of Patapsco Bancorp, Inc. common stock converted into the right to receive a cash payment of $23.00 or 2.3 shares of Bradford Bancorp, Inc. common stock, subject to adjustment, for each share they own in accordance with the allocation and proration provisions set forth in the Merger Agreement. In addition, a holder who does not tender an Election for all of his or her shares will be deemed to be a Non-Electing Shareholder with respect to those shares not tendered.

B. General.

1. Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders of certificates for which a joint Election Form is submitted) on the Election Form should correspond exactly with the name(s) as written on the face of the certificate(s) unless the shares of Patapsco Bancorp, Inc. common stock described on this Election Form have been assigned by the registered holder(s), in which event this Election Form should be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s). If this Election Form is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. If this Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with this Election Form. The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered National Securities Exchange or of the NASD or is a commercial bank or trust company in the United States.

2. Special Payment and/or Issuance Instructions. If checks or certificates representing Bradford Bancorp, Inc. common stock are to be payable to the order of or registered in other than exactly the name(s) that appear(s) on the certificate(s) representing shares of Patapsco Bancorp, Inc. common stock being submitted herewith, the certificate(s) submitted herewith must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) and on this Election Form must be guaranteed by an Eligible Financial Institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. Please also check the appropriate box in “Special Payment Instructions” on the Election Form.

3. Stock Transfer Taxes. It will be a condition to the issuance of any check or certificate representing shares of Bradford Bancorp, Inc. common stock in any name(s) other than the name(s) in which the surrendered certificate(s) for shares of Patapsco Bancorp, Inc. common stock is (are) registered that the person(s) requesting the issuance of such check or certificate representing shares of Bradford Bancorp, Inc. common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

4. Special Delivery Instructions. If checks or certificates representing shares of Bradford Bancorp, Inc. common stock are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing above, please check the appropriate box in “Special Delivery Instructions” and insert the appropriate address in the space provided on this Election Form.

5. Lost Certificate. If your certificate(s) representing shares of Patapsco Bancorp, Inc. common stock has (have) been lost, stolen or destroyed, you should check the box on the face of the Election Form indicating that the certificate(s) is lost, complete the rest of the form, including the Affidavit For Lost Stock Certificate(s) below and return it to the Exchange Agent, along with a check payable to Seaboard Surety Company in the amount of 1.5% of the market value of the lost certificate(s) (at $23.00 per share) and with any certificate(s) of Patapsco Bancorp, Inc. common stock in your possession (bond premium calculation: current market value x number of shares lost, stolen or destroyed x 1.5% = bond premium - example 100 shares of Patapsco Bancorp, Inc. x _____ MV x 1.5% = $____  bond premium (minimum $25.00). If your bond premium exceeds $1,500 you must contact Registrar and Transfer Company (800)368-5948 immediately. The Election Form and related documents cannot be processed until the lost, stolen or destroyed certificate(s) has (have) been replaced. If all the necessary documents are not returned prior to the Election Deadline, your Election will be deemed a “No Election”.

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)

The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this letter of transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.

In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless Patapsco Bancorp, Inc., Bradford Bancorp, Inc., Seaboard Surety Company, and Registrar and Transfer Company, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company. My check, payable to the Seaboard Surety Company, to cover the premium of 1.5% of the market value of the stock (minimum $25.00), is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

Note: If your bond premium exceeds $1,500 you must contact Registrar and Transfer Company (800)368-5948 immediately.

Sign Here: __________________________________________________________________________________________

Co-Owner, if any: __________________________________________________________________________ Date: ___________________, 20_______

A Determination of Questions. All questions with respect to this Election Form and Elections made by holders of shares of Patapsco Bancorp, Inc. common stock (including, without limitation, questions relating to the time limits or effectiveness or revocation of any Elections and questions relating to computations as to allocations) will be determined by Bradford Bancorp, Inc., and/or the Exchange Agent, whose determination shall be conclusive and binding. Bradford Bancorp, Inc. shall have the absolute right to reject any and all Election Forms and Letters of Transmittal not in proper form or to waive any irregularities in any such form, although it does not represent that it will do so. Bradford Bancorp, Inc. and/or the Exchange Agent may, but are not required to, take reasonable action to inform holders of Patapsco Bancorp, Inc. common stock of any defects and may take reasonable action to assist such holders to correct any such defects; however, neither Bradford Bancorp, Inc. nor the Exchange Agent is under any obligation to notify a holder of shares of Bradford Bancorp, Inc. common stock of any defect in an Election Form.

7. Important Tax Information: Substitute Form W-9. Each surrendering shareholder is required to provide Registrar and Transfer Company with such holder’s correct Taxpayer Identification Number (“TIN”) on the above Substitute Form W-9 and to certify whether the shareholder is subject to backup withholding. Failure to provide such information on the form, may subject the surrendering shareholder to federal income tax withholding at the applicable withholding rate on payments made to such surrendering shareholder with respect to the shares. If such holder is an individual, the TIN is his or her Social Security number. A holder must cross out item (2) in Part 2 of Substitute Form W-9 if such holder is subject to backup withholding.

Certain holders, (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the box in the Substitute Form W-9 above. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual’s exempt status. Forms of such statements may be obtained from Registrar and Transfer Company. If backup withholding applies, Registrar and Transfer Company is required to withhold tax at the applicable rate of any payments made to the holder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

B Inquiries. All inquiries with respect to the surrender of certificates of common stock should be made directly to the Exchange Agent, Registrar and Transfer Company, at 1- 800-368-5948, or via email to info@rtco.com.

ELECTION INFORMATION BOOKLET

The Election Information Booklet provides answers to frequently asked questions regarding how to make your election in connection with the proposed merger of Patapsco Bancorp, Inc. (“Patapsco”) with and into Bradford Bancorp, Inc. (“Bradford”). This booklet does not contain all of the information that is important to you and we urge you to read carefully the instructions in the Election Form and the Letter of Transmittal (the “Election Form”). After reviewing these materials, please complete the Election Form and send it in the enclosed envelope, along with your Patapsco stock certificate(s) or a Notice of Guaranteed Delivery, to Registrar and Transfer Company (the “Exchange Agent”). If you have additional questions after reading this material, you should contact Registrar and Transfer Company at 800-368-5948.

The deadline for receipt of your Election Form and stock certificates (or Notice of Guaranteed Delivery) is 5:00 p.m., Eastern time, on _____, 2007. We anticipate that the effective date of the merger will occur on or about _____, 2007 pending the successful completion of a number of conditions, including the approval of the Patapsco shareholders.

FREQUENTLY ASKED QUESTIONS

1.                                    Why have I been sent an Election Form?

On March 19, 2007, Patapsco and Bradford entered into a Merger Agreement whereby Patapsco will merge with and into Bradford. Pursuant to the Merger Agreement, you, as a Patapsco stockholder, have the opportunity to elect how you will exchange your shares of Patapsco stock. You may elect to receive 2.3 shares of Bradford common stock, $23.00 in cash, or a combination of Bradford common stock and cash, for each share of Patapsco common stock that you own. You also have the option to elect no preference as to whether you receive cash, shares of Bradford common stock or a combination thereof.

2.                                    What is the Election Form?

The enclosed Election Form does two things. First, it lets us know your preferred form of payment for your shares of Patapsco common stock (i.e., cash, shares of Bradford common stock or a combination of both). Second, it allows you to surrender your Patapsco stock certificate(s) in order to receive payment for the shares of Patapsco common stock you own upon completion of the merger.

3.                                    How do I use the Election Form?

You should refer to the back page of the Election Form for a complete set of instructions. A summary of the instructions follows:

When completed, sign and date the Election Form, indicating how you want to receive payment for your shares of Patapsco common stock, and mail it to Registrar and Transfer Company in the enclosed envelope, along with your Patapsco stock certificates (or a Notice of Guaranteed Delivery as discussed in the answer to Question 7). Do not sign the back of your stock certificates. By signing the Election Form, you agree to surrender for exchange your stock certificate(s), you confirm that your tax identification number is correctly stated on the Election Form, and you confirm that you have complied with all the requirements as stated in the instructions. Please note that if your shares are held in a joint account, signatures of both owners are required on the Election Form.

If you are mailing stock certificates, we recommend that you make copies of your stock certificates and completed Election Form. We also recommend sending them by registered mail, return receipt requested, and insured for at least 1.5% of the market value (which cover the lost certificate fees). This is the amount that it commonly costs to replace a lost certificate. Please do not return any documents directly to Patapsco or Bradford.

4.                                      What happens if I do not send in the Election Form or if I miss the election deadline?

If you do not respond, or if Registrar and Transfer Company does not receive your Election Form prior to the election deadline, or if your Election Form is not completed properly, you will be deemed to have made a “no preference” election as to the form of consideration to be received in exchange for your shares of Patapsco common stock. As a result, as provided in the Merger Agreement, you will receive either cash, shares of Bradford common stock or a combination of cash and shares of Bradford common stock as determined by Bradford and the Exchange Agent in accordance with the allocation and proration procedures set forth in the Merger Agreement. When the merger is completed, a letter of transmittal will be sent to you requesting you to surrender your Patapsco stock certificates in order to receive the merger consideration.

5.                                      Am I guaranteed to receive what I ask for on the Election Form?

No. Bradford cannot ensure that all Patapsco stockholders will receive their election choices.

The Merger Agreement contains allocation and proration provisions that are designed to ensure that 50% of the outstanding shares of common stock of Patapsco will be exchanged for shares of Bradford common stock and the remaining 50% of the outstanding shares of Patapsco common stock will be exchanged for cash. After the election deadline, Bradford and the Exchange Agent will calculate the amount of cash and/or shares of Bradford common stock to be distributed to each Patapsco stockholder based on all valid elections received and in accordance with the allocation and proration procedures set forth in the Merger Agreement (which was attached as Appendix A to the Proxy Statement/Prospectus dated as of ____, 2007 and mailed to you under separate cover).

•                                          If Patapsco shareholders elect to receive Bradford common stock for more than 50% of the outstanding shares of Patapsco common stock, the amount of Bradford common stock that each such shareholder would receive from Bradford will be reduced on a pro rata basis. As a result, these Patapsco shareholders will receive cash consideration for any Patapsco shares for which they do not receive Bradford common stock and all Patapsco shareholders who have elected to receive cash or who have made no election will receive cash for their Patapsco shares.

•                                          If Patapsco shareholders elect to receive cash for more than 50% of the outstanding shares of Bradford common stock, the amount of cash that each such shareholder would receive from Bradford will be reduced on a pro rata basis. As a result, such shareholders will receive Bradford common stock for any Patapsco shares for which they do not receive cash and all Patapsco shareholders who have elected to receive Bradford common stock will receive Bradford common stock.

•                                          If you do not make an election, you will be allocated either cash or shares of Bradford common stock, or a combination of cash and shares of Bradford common stock, depending on the elections made by other Patapsco shareholders.

•                                          Neither Patapsco nor Bradford is making any recommendation as to whether Patapsco shareholders should elect to receive cash or Bradford common stock in the merger. Each Patapsco shareholder must make his or her own decision with respect to such election.

6.                                      When can I expect to receive my new stock certificates and/or cash?

Assuming that you have made a proper election by the election deadline, we expect that your check and/or Bradford stock certificate(s) will be mailed to you as soon as practicable following the receipt of the properly completed Election Form.

In the event that the Merger Agreement is terminated, Registrar and Transfer Company will promptly return any Patapsco common stock certificates previously submitted with the Election Form. In such event,

2

certificates representing Patapsco common stock held directly by registered holders will be returned by registered mail. If a shareholder prefers an alternate form of return other than by registered mail, the alternate form of return will be made only at the written direction of the holder of Patapsco common stock. It will be made at their expense and risk, and will require a pre-paid, pre-addressed return courier envelope to be sent to the Exchange Agent.

7.                                      What if I cannot locate my Patapsco stock certificate(s)?

If your Patapsco stock certificate(s) has (have) been lost, stolen or destroyed, you should contact Registrar and Transfer Company at 800-368-5948 for further instructions regarding a Notice of Guaranteed Delivery that may be required before submitting your election form.

8                                         What if I hold any of my shares of Patapsco common stock with a broker, bank or other nominee?

You should promptly contact your broker, bank or other nominee and follow their instructions as to the procedures for exchanging your shares of Patapsco common stock.

9.                                      What if my Patapsco stock certificates are not immediately available or time will not permit my Patapsco stock certificates to be delivered to the Exchange Agent prior to the election deadline?

You may make an election without your Patapsco stock certificates if you submit with your properly completed Election Form the Notice of Guaranteed Delivery included in this package and follow the instructions in that document.

10.                               If I elect to receive cash and the merger is completed, how much cash will I receive?

Bradford will pay you $23.00 in cash for each share of Patapsco common stock you own, subject to the allocation and proration procedures described in the Merger Agreement (see Question 5).

11.                               If I elect to receive shares of Bradford common stock and the merger is completed, how many shares will I receive?

You will receive cash shares of Bradford common stock for 2.3 share of Patapsco common stock you own, subject to the allocation and proration procedures described in the Merger Agreement (see Question 5), plus cash in lieu of fractional shares you would otherwise receive, as described in the Merger Agreement.

12.                               If I elect to receive a combination of cash and shares of Bradford common stock and the merger is completed, what will I receive?

You will be asked to state on the Election Form the number of your shares of Patapsco common stock that you wish to exchange for shares of Bradford common stock. Based on your election, you will receive 2.3 shares of Bradford common stock for each share of Patapsco common stock that you designate as a stock election share and $23.00 per share for the remainder of your Patapsco common stock, subject to the allocation and proration procedures described in the Merger Agreement (see Question 5).

13.                               If I elect no preference, what will I receive?

You will receive cash, shares of Bradford common stock or a combination of both as determined by Bradford and the Exchange Agent in accordance with the allocation and proration procedures set forth in the Merger Agreement.

14.                               Will I have to pay taxes on the proceeds if my shares are exchanged?

Generally, an exchange involving cash will be treated as a transaction in which gain (or possibly loss) will be recognized. You may refer to the discussion of “Material Federal Income Tax Consequences of the Merger” in the Proxy Statement/Prospectus dated ____, 2007, which previously was provided to you. Because individual circumstances may differ, you should consult your tax advisor for a complete

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understanding of the tax effects of the merger to you, including the application and effect of foreign, state, local or other tax laws.

15.                             Are there any fees associated with the exchange of my Patapsco stock certificate(s)?

There are no fees associated with the exchange, unless you need to replace a missing Patapsco stock certificate.

16.                             May I continue to trade my shares after I surrender my stock certificate(s)?

No. Once you submit your Patapsco stock certificates with your Election Form, you may no longer trade your shares of Patapsco common stock unless you revoke your election before the election deadline.

17.                             Can I change or revoke my election?

Yes. Your election may be changed or revoked until 5:00 p.m., Eastern time, on ____, 2007, which is the election deadline. To change or revoke an election, a written notice of revocation must (a) specify the name of the stockholder having made the election to be changed or revoked, (b) be signed by the stockholder in the same manner as the original signature on the Election Form by which such election was made and (c) be received by the Exchange Agent before the election deadline.

If you change or revoke your election, the Exchange Agent will return your Patapsco stock certificate(s) to you. If you want to make a new election, you must return a properly completed Election Form and resubmit your Patapsco stock certificate(s) (or a Notice of Guaranteed Delivery) before the election deadline.

18.                             How will I know when the merger is completed?

Bradford will issue a press release announcing completion of the merger if and when it is completed. You can obtain this information at the Securities and Exchange Commission’s website at www.sec.gov or by calling Registrar and Transfer Company at 800-368-5948.

19.                             Who do I call if I have additional questions?

You may contact Registrar and Transfer Company at 800-368-5948.

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Use this form if you are unable to deliver your Patapsco Bancorp, Inc. stock certificate(s), or cannot complete the procedures for book-entry transfer, by the election deadline.

NOTICE OF GUARANTEED DELIVERY
OF

SHARES OF COMMON STOCK

OF

Patapsco Bancorp, Inc.

(Not To Be Used For Signature Guarantees)

This form must be used in connection with your election if:

(a)                                  the certificates for your shares of common stock of Patapsco Bancorp, Inc. are not immediately available and time will not permit the your stock certificates and other required documents to be delivered to the exchange agent on or before 5:00 p.m., New York City Time, on (DATE) (the “Election Deadline”); or

(b)                                 the procedures for book-entry transfer cannot be completed before the Election Deadline.

This form and the Election Form may be delivered by hand, mail, or facsimile transmission to the exchange agent, and must be received by the exchange agent on or before the Election Deadline.

The Exchange Agent is:

Registrar and Transfer Company

By Mail or Facsimile:	By Hand / Overnight Courier:
Registrar and Transfer Company	Registrar and Transfer Company
Attn: Reorg/Exchange Dept.	Attn: Reorg/Exchange Dept.
P.O. Box 645	10 Commerce Drive
Cranford, New Jersey 07016	Cranford, New Jersey 07016
Fax: (908) 497-2311

Delivery of this instrument to an address other than as set forth above or transmission of instructions via a facsimile number other than as set forth above does not constitute valid delivery.

This form is not to be used to guarantee signatures. If a signature on an Election Form is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Election Form.

Ladies and Gentlemen:

The undersigned hereby surrenders to Registrar and Transfer Company, the exchange agent, pursuant to the terms and subject to the conditions set forth in the Proxy Statement/Prospectus dated (DATE) and the related Election Form, receipt of which are hereby acknowledged, the number of shares of common stock of Patapsco Bancorp, Inc. set forth below pursuant to the guaranteed delivery procedures outlined in the section entitled “Proposal I—Approval of the Merger Agreement—Election Procedures; Surrender of Stock Certificates” in the Proxy Statement/Prospectus.

(Please type or print)
Certificate Nos.
(if available):	Signature(s)

No. of shares (cash):

No. of shares (stock):

Name(s)	Dated:

Address	If Shares will be delivered by book entry transfer, fill in
the applicable account number below:

The Depository Trust Company

DTC Account No.:
Area Code(s) and Telephone Number(s)

Transaction Code No.:

GUARANTEED DELIVERY PROCEDURE

For stockholders whose shares of Patapsco Bancorp, Inc. common stock are available, in order for an election to be effective, the exchange agent must receive a properly completed Election Form, accompanied by the Patapsco Bancorp, Inc. stock certificate(s) (or a proper guarantee of delivery, as described below) no later than 5:00 p.m., New York City Time, on (DATE) and the stock certificate(s), Election Form or transfer book-entry shares no later than 5:00 p.m., New York City Time, on (DATE). The companies anticipate that the effective date of the merger will occur no earlier than (DATE). Persons whose Patapsco Bancorp, Inc. certificate(s) are not immediately available also may make an election by completing the Election Form (or a facsimile thereof) and submitting it to the exchange agent by the election deadline along with this Notice of Guaranteed Delivery properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program or is an “Eligible Guarantor Institution,” as such term is defined in Rule 17AD-15 under the Securities Exchange Act of 1934, as amended (subject to the condition that the certificates, the delivery of which is hereby guaranteed, are in fact delivered to the exchange agent no later than 5:00 p.m., New York City Time, on (DATE) (the “Guaranteed Delivery Deadline”)).

If the exchange agent does not receive a properly completed Election Form accompanied by all certificate(s) by the Election Deadline (unless a Guarantee of Delivery has been properly completed and delivered by the Election Deadline), the Patapsco Bancorp, Inc. stockholder will be deemed to have made no election and Bradford Bancorp, Inc. and the exchange agent will determine the type of merger consideration to be given based on what is available after other Patapsco Bancorp, Inc. stockholders have made their elections.

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DELIVERY GUARANTEE

(NOT TO BE USED FOR A SIGNATURE GUARANTEE)

THE UNDERSIGNED IS A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN “ELIGIBLE GUARANTOR INSTITUTION,” AS SUCH TERM IS DEFINED IN RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN “ELIGIBLE INSTITUTION”), GUARANTEES THE DELIVERY TO THE EXCHANGE AGENT OF THE SHARES SURRENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES SURRENDERED HEREBY HAVE BEEN DELIVERED PURSUANT TO THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY INTO THE EXCHANGE AGENT’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED ELECTION FORM (OR FACSIMILE THEREOF) AND ANY OTHER REQUIRED DOCUMENTS, ALL BY 5:00 P.M., NEW YORK CITY TIME, ON (Date).

The Eligible Institution that completes this form must communicate the guarantee to the exchange agent and must deliver the Election Form and certificates representing shares of Patapsco Bancorp, Inc. common stock to the exchange agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Authorized Signature:

Name:
(Please Print)

Title:

Name of Firm:

Address:

(Including Zip Code)

Daytime Area Code and Telephone Number:

Date:

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Bradford Bancorp, Inc./ Patapsco Bancorp, Inc.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for determining the proper identification number to give the Payer.

Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

Purpose of Form

A person who is required to file an information return with the IRS, must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

U.S. person. Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. In 3 above, if applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

For federal tax purposes, you are considered a person if you are:

•  An individual who is a citizen or resident of the United States,

•  A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, or

•  Any estate (other than a foreign estate) or trust. See Regulations sections 301.7701-6(a) and 7(a) for additional information.

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

•  The U.S. owner of a disregarded entity and not the entity,

•  The U.S. grantor or other owner of a grantor trust and not the trust, and

•  The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien.

Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments (after December 31, 2002). This is called “backup withholding.” Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

Form W-9	Cat. No. 10231X	Form W-9 (Rev. 11-2005)

(Rev. November 2005) Department of the Treasury Internal Revenue Service

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 4 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules regarding partnerships on page 1.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.

Limited liability company (LLC). If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line. Check the appropriate box for your filing status (sole proprietor, corporation, etc.), then check the box for “Other” and enter “LLC” in the space provided.

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.

Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).

Exempt From Backup Withholding

If you are exempt, enter your name as described above and check the appropriate box for your status, then check the “Exempt from backup withholding” box in the line following the business name, sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

Exempt payees. Backup withholding is not required on any payments made to the following payees:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities. Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt recipients except for 9
Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker
Barter exchange transactions and patronage dividends	Exempt recipients 1 through 5
Payments over $600 required to be reported and direct sales over $5,000 (1)	Generally, exempt recipients 1 through 7 (2)

(1) See Form 1099-MISC, Miscellaneous Income, and its instructions.

(2) However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees; and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-owner LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter your SSN (or EIN, if you have one). If the LLC is a corporation, partnership, etc., enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Writing “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, and 5 below indicate otherwise. For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt recipients, see Exempt From Backup Withholding on page 2.

Signature requirements. Complete the certification as indicated in 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:			Give name and SSN of:
1.	Individual		The individual
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account (1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor (2)
4.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee (1)
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner (1)
5.	Sole proprietorship or single-owner LLC		The owner (3)

For this type of account:		Give name and EIN of:
6.	Sole proprietorship or single-owner LLC	The owner (3)
7.	A valid trust, estate, or pension trust	Legal entity (4)
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

(2) Circle the minor’s name and furnish the minor’s SSN.

(3) You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, IRS encourages you to use your SSN.

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules regarding partnerships on page 1.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.